Exhibit 99.1

GENESCO INC. TO PRESENT

AT 2021 ICR CONFERENCE ON JANUARY 11, 2021

NASHVILLE, Tenn., Jan. 4, 2021 --- Genesco Inc. (NYSE: GCO) today announced that its management team will present at the 2021 ICR Conference on Monday, January 11, 2021. A webcast of the virtual fireside chat presentation is scheduled to begin at 10:30 a.m. (Eastern time) and may be accessed through Genesco’s investor relations page at www.genesco.com.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear and accessories in more than 1,475 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Schuh, Schuh Kids, Little Burgundy, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, and www.dockersshoes.com.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the licensed Dockers brand, the licensed Levi’s brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Inc. Financial Contacts

Thomas A. George

Senior Vice President-Finance, Interim Chief Financial Officer

(615) 367-7465

tgeorge@genesco.com

Dave Slater

Vice President, Financial Planning & Analysis and IR

(615) 367-7604

dslater@genesco.com

Genesco Inc. Media Contact

Claire S. McCall

Director, Corporate Relations

(615) 367-8283

cmccall@genesco.com